                                   RESTATED
                         CERTIFICATE OF INCORPORATION
                                        OF
                        FUND RESEARCH AND MANAGEMENT, INC.

     Pursuant to Sections 242 and 245 of the General Corporation
Law of the State of Delaware.

     The Corporation was organized as Fund Research and Sales, Inc. on October 3, 1956. By amendment filed on January 14, 1957, its name was changed to Fund Research and Management, Inc. This Restated Certificate of Incorporation has been duly adopted by the stockholders of the Corporation in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware.

     FIRST.  The name of the Corporation is The Pioneer Group  Inc.

     SECOND. The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington,
County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD. The nature of the business or purposes to be conducted or promoted is as follows:

          To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH. The total number of shares of stock which the Corporation shall have authority to issue is 3,000,000. Each of such shares shall have a par value of $.10. All such shares are of one class and are shares of common stock. The 2,000 shares of Class A Common Stock outstanding prior to the filing of this Restated Certificate of Incorporation are hereby converted into 2,079,277 shares of Common Stock, $.10 par value, of the Corporation.

     FIFTH. In furtherance of and not in limitation of powers conferred by statute, it is further provided:

                1.    Election of directors need not be by written ballot.

                2.    The Board of Directors is expressly
     authorized to adopt, amend or repeal the By-laws of the Corporation.


     SIXTH. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court
directs.   If a majority in number representing three-fourths in
value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stock- holders, of this Corporation, as the case may be, and also on this Corporation.

     SEVENTH: The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as that Section may be amended and supplemented from time to time, indemnify any director or officer which it shall have power to indemnify under that Section against any expenses, liabilities or other matters referred to in or covered by that Section. The indemnification provided for in this Article (i) shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement or vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, (ii) shall continue as to a person who has ceased to be a director or officer and (iii) shall inure to the benefit of the heirs, executors and administrators of such a person. To assure indemnification under this Article of all such persons who are determined by the Corporation or otherwise to be or to have been "fiduciaries" of any employee benefit plan of the Corporation which may exist from time to time and which is governed by the Act of Congress entitled "Employee Retirement Income
Security Act of 1974" as amended from time to time, such Section
145 shall for the purposes of this Article, be inter- preted as follows: an "other enterprise" shall be deemed to include such an employee benefit plan; the Corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the Corporation also imposes duties on, or otherwise involves ser-vices by, such person to the plan or participants or benefici-aries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to such Act of Congress shall be deemed "fines"; and action taken or omitted by a person with respect to an employee benefit plan in the performance of such person's duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Corporation.

      EIGHTH: Any director or the entire Board of Directors of the Corporation may be removed, with or without cause, by the holders of not less than two-thirds of the shares then entitled to vote at elections of directors of the Corporation.

      NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

      EXECUTED at Boston, Massachusetts, on December 15, 1978.


ATTEST:

      /s/ Joseph P. Barri                 /s/ John F. Cogan, Jr.
      --------------------------          --------------------------
      Joseph P. Barri                     John F. Cogan, Jr.
      Secretary                           President

                          [State of Delaware emblem]

                                    State
                                      of
                                   Delaware

                        Office of SECRETARY OF STATE


     I, Glenn C. Kenton Secretary of State of the State of Delaware, do hereby certify that the above and foregoing is a true and correct copy of Restated Certificate of Incorporation of the "FUND RESEARCH AND
MANAGEMENT, INC.", as received and filed in this office the twenty-second day of December, A.D. 1978, at 10 o'clock A.M.


                        In Testimony Whereof, I have hereunto set my hand and official seal at Dover this twenty-second day of December in the year of our Lord one thousand nine hundred and seventy-eight.

                                     Glenn C. Kenton
                                     -----------------------------------
                                     Glenn C. Kenton, Secretary of State


                                     (Illegible signature)
                                     -----------------------------------
                                     Assistant Secretary of State

                         FUND RESEARCH AND MANAGEMENT

                              State of Delaware


                          [State of Delaware emblem]


                         Office of Secretary of State

                          _________________________

     I, GLENN C. KENTON, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF THE PIONEER GROUP, INC. FILED IN THIS OFFICE ON THE FOURTH DAY OF MAY, A.D. 1984, AT 10 O'CLOCK A.M.


                             | | | | | | | | | |











                                     /s/ Glenn C. Kenton
                                     -----------------------------------
                                     Glenn C. Kenton, Secretary of State


                                        AUTHENTICATION:   0240686

                                                  DATE:     05/05/1984

                           CERTIFICATE OF AMENDMENT

                                      OF

                    RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                           THE PIONEER GROUP, INC.

      THE PIONEER GROUP, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the General
Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

      FIRST:   At a meeting of the Board of Directors of the
Corporation a resolution was duly adopted, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Restated Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation have duly approved said amendment by the required vote of such stockholders, adopted by the consent of the holders of a majority of the outstanding shares of the Corporation's Common Stock in accordance with Section 242 of the
General Corporation Law of the State of Delaware.   The resolution
setting forth the amendment is as follows:

RESOLVED:      That Article FOURTH of the Restated Certificate of
--------       Incorporation of the Corporation be and hereby is
               amended to read in its entirety as follows:


      "FOURTH:  The total number of shares of stock which the
Corporation shall have authority to issue is 10,000,000.   Each of
such shares shall have a par value of $.10. All such shares are of one class and are shares of common stock."

     IN WITNESS WHEREOF, THE PIONEER GROUP, INC. has caused its corporate seal to be affixed hereto and this Certificate of Amendment of the Restated Certificate of Incorporation of the Corporation to be signed by its President and attested by its Secretary this 3rd day of May, 1984.

                                THE PIONEER GROUP, INC.


                                By: (Illegible Signature)
                                    ---------------------
                                    Vice President

ATTEST:  /s/ Joseph P. Barri
         -------------------
         Joseph P. Barri
         Secretary

                              State of Delaware


                          [State of Delaware emblem]


                         Office of Secretary of State

                           ______________________

     I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF THE PIONEER GROUP, INC. FILED IN THIS OFFICE ON THE THIRTEENTH DAY OF MAY, A.D. 1986, AT 10 O'CLOCK A.M.


                             | | | | | | | | | |






[Department of State Office
of the Secretary of State Seal]              /s/ Michael Harkins
                                             -----------------------------------
                                             Michael Harkins, Secretary of State

                                             AUTHENTICATION:   0818794

                                                       DATE:  05/13/1986

                           CERTIFICATE OF AMENDMENT

                                      OF

                    RESTATED CERTIFICATE OF INCORPORATION

                                        OF

                           THE PIONEER GROUP, INC.


                           Pursuant to Section 242
                        of the Corporation Law of the
                              State of Delaware
                        -----------------------------

     THE PIONEER GROUP, INC.  (hereinafter called the
"Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

     FIRST:     At a meeting of the Board of Directors of the
Corporation held on February 1, 1986, a resolution was duly adopted, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and submitting said amendment to the stockholders of the Corporation for consideration thereof. A majority of the stockholders of the Corporation approved said proposed amendment, at a meeting held on May 6, 1986, in accordance with Section 242 of the General Corporation Law of the State of Delaware. The resolution setting forth the amendment is as follows:

RESOLVED:  That Article FOURTH of the Corporation's Restated
-------- Certificate of Incorporation be and it hereby is deleted in its entirety and the following paragraph is inserted in lieu thereof:

                "FOURTH:    The total number of shares of stock
                which the Corporation shall have authority to issue is 15,000,000. Each of such shares shall have a par value of $.10. All such shares are of one class and are shares of common stock."

     SECOND:    The capital of the Corporation will not be reduced
under or by reason of the amendment herein certified.

     IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereto affixed and this Certificate of Amendment of the Restated Certificate of Incorporation to be signed by its President
and attested by its Secretary this 6th day of May,         1986.

                                        THE PIONEER GROUP, INC.


                                        By: /s/ John F. Cogan
                                            -----------------------
                                        John F. Cogan, Jr.
                                        President



Corporate Seal


Attest: /s/ Joseph P. Barri
        ----------------------
        Joseph P. Barri
        Secretary

                              State of Delaware


                          [State of Delaware emblem]


                         Office of Secretary of State

                            _______________________


        I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF THE PIONEER GROUP, INC. FILED IN THIS OFFICE ON THE TWELFTH DAY OF JUNE, A.D.A 1987, AT 9 O'CLOCK A.M.

                             | | | | | | | | | |






                                            /s/ Michael Harkins
                                            -----------------------------------
[Department of State Office                 Michael Harkins, Secretary of State
of the Secretary of State Seal]
                                            AUTHENTICATION:   1306178

                                                      DATE:   07/08/1987

                           CERTIFICATE OF AMENDMENT

                                      OF

                         CERTIFICATE OF INCORPORATION

                                      OF

                           THE PIONEER GROUP, INC.

                        Pursuant to Section 242 of the
                   Corporation Law of the State of Delaware


     THE PIONEER GROUP, INC. (the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

     That at a meeting of the Board of Directors of the Corporation held on February 8, 1987, resolutions were duly adopted, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth proposed amendments to the Certificate of Incorporation of the Corporation and declaring said amendments to
be advisable.   Thereafter, the stockholders of the Corporation
duly approved said proposed amendments at a meeting on May 12, 1987 in accordance with Sections 211 and 242 of the General Corporation Law of the State of Delaware.

     The effect of the amendments is to delete Article SEVENTH of the Certificate of Incorporation of the Corporation and to substitute the following language such that Article SEVENTH shall read in its entirety as follows:

     "SEVENTH (Part I): Except to the extent that the General Corporation Law of the State of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be liable for any breach of fiduciary duty. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

(Part II): The following provisions relate to indemnification by the corporation:

     1.    ACTIONS, SUITS OR PROCEEDINGS OTHER THAN BY OR IN THE RIGHT
OF THE CORPORATION.   The Corporation shall indemnify any person
who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or trustee of another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to hereafter as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe
his conduct was unlawful.   The termination of any action, suit or
proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Notwithstanding anything to the contrary in this Article, except as set forth in Section 5, the Corporation shall not indemnify an Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation.

     2. ACTIONS OR SUITS BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was or has agreed to become a director or officer of the Corporation or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection with the defense or settlement of such action or suit and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the Court of Chancery or such other court shall deem proper.

     3.    INDEMNIFICATION FOR COSTS, CHARGES AND EXPENSES OF SUCCESSFUL
PARTY.   Notwithstanding the other provisions of this Article, to
the extent that an Indemnitee has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice or the settlement of an action without admission of liability, in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, he shall be indemnified against all costs, charges and expense (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection therewith.

     4. NOTIFICATION AND DEFENSE OF CLAIM. As a condition precedent to his right to be indemnified, the Indemnitee must give to the Corporation notice in writing as soon as practicable of any action, suit, proceeding or investigation involving him for which indemnity will or could be sought. With respect to an action, suit, proceeding or investigation of which the Corporation is so
notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to such
Indemnitee. After notice from the Corporation to the Indemnitee of its election so to assume such defense, the Corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such claim, other than as provided below in this Section.  The
Indemnitee shall have the right to employ his own counsel in connection with such claim, but the fees and expenses of such counsel incurred after notice from the Corporation of its
assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Corporation, (ii) counsel to the
Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and
the Indemnitee in the conduct of the defense of such action
or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this
Article.   The Corporation shall not be entitled to assume the
defense of any claim brought by or on behalf of the Corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in (ii) above.

     5.    ADVANCES OF COSTS, CHARGES AND EXPENSES.   In the event that
the Company does not assume the defense pursuant to Section 4 of this Article of any action, suit, proceeding or investigation about which the Corporation receives notice under this Article, any costs, charges and expenses (including attorneys' fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter, PROVIDED, HOWEVER, that the payment of such costs, charges and expenses incurred by an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that such Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article.

     6. PROCEDURE FOR INDEMNIFICATION. Any indemnification or advancement of expenses pursuant to Section 1, 2, 3 or 5 of this Article shall be made promptly, and in any event within 60 days after receipt by the Corporation of the written request of the Indemnitee, unless with respect to requests under Section 1 or 2, a determination is made within such 60-day period by the Board of Directors of the Corporation by a majority vote of a quorum of disinterested directors that such Indemnitee did not meet the applicable standard of conduct set forth in Section 1 or Section 2,
as the case may be.   In the event no quorum of disinterested
directors is obtainable, the Board of Directors shall promptly direct that independent legal counsel shall determine, based on facts known to such counsel at such time, whether such Indemnitee met the applicable standard of conduct set forth in such Sections; and, in such event, indemnification shall be made to the Indemnitee unless within 60 days after receipt by the Corporation of the request by such Indemnitee for indemnification, such independent legal counsel in a written opinion determines that the Indemnitee has not met the applicable standard of conduct. The right to indemnification or advances as granted by this Article shall be enforceable by the Indemnitee in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within the

60-day period referred to above.   Such Indemnitee's costs and
expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

     7. SUBSEQUENT AMENDMENT. No amendment, termination or repeal of this Article or of relevant provisions of the Delaware General
Corporation Law or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of, or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

     8. OTHER RIGHTS. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification may be entitled under any law (common or statutory), agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding office for the Corporation, and shall continue as to a person who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of such person.  Nothing contained in this Article shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set
forth herein.   In addition, the Corporation, acting through its
Board of Directors, may grant indemnification rights to other employees or agents of the Corporation and such rights may be equivalent to or greater or less than those set forth in this Article.

     9.   PARTIAL INDEMNIFICATION.   If an Indemnitee is entitled under
any provision of this Article to indemnification by the Corporation for some or a portion of the costs, charges, expenses, judgments or fines actually and reasonably incurred by him in the investigation, defense, appeal or settlement of any proceeding but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnitee for the portion of such costs, charges, expenses, judgments or fines to which such Indemnitee is entitled.

     10.  INSURANCE.   The Corporation may purchase and maintain
insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

        11.  MERGER, CONSOLIDATION, ETC.   If the Corporation is merged  into
or consolidated with another corporation and the Corporation is not the surviving corporation, or if substantially all of the assets or stock of the Corporation is acquired by any other corporation, or in the event of any other similar reorganization involving the Corporation, the Board of Directors of the Corporation or the board of directors of any corporation assuming the obligations of the Corporation shall assume the obligations of the Corporation under this Article, with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger, consolidation, acquisition or reorganization.

        12.  SAVINGS CLAUSE.   If this Article or any portion hereof shall be
invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any costs, charges, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated and to the full extent permitted by applicable law.

        13.  DEFINITIONS.  Terms used herein and defined in Section 145(h) and
Section 145(i) of the Delaware General Corporation Law shall have the respective meanings assigned to such terms in such Section 145(h) and Section 145(i).

        14. SUBSEQUENT LEGISLATION. If the Delaware General Corporation Law is amended after adoption of this Article to further expand the indemnification permitted to Indemnitees, then the Corporation shall indemnify such persons to the fullest extent permitted by the Delaware General Corporation Law, as so amended."

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by John F. Cogan, Jr., its President, and attested by Joseph P. Barri, its Secretary, this 2nd day of June, 1987.

                                THE PIONEER GROUP, INC.


                                By:  /s/ John F. Cogan, Jr.
                                     ----------------------
                                     President

ATTEST:


/s/ Joseph P. Barri
---------------------------
Secretary

                                                    PAGE 1
                        State Of Delaware

                Office Of The Secretary Of State


        I, WILLIAM T. QUILLEN, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "THE PIONEER GROUP, INC.", FILED IN THIS OFFICE ON THE TENTH DAY OF MAY, A.D. 1994, AT 11:30 O'CLOCK A.M.

        A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.














[Department of State Office             /s/ William T. Quillen
of the Secretary of State Seal]         --------------------------------------
                                        William T. Quillen, Secretary of State

                                              AUTHENTICATION:   7114551

                                                        DATE:   05-10-94

                           CERTIFICATE OF AMENDMENT
                                      OF
                    RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                           THE PIONEER GROUP, INC.

                           Pursuant to Section 242
                        of the Corporation Law of the
                              State of Delaware
                        -----------------------------


        THE PIONEER GROUP, INC. (hereinafter called the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

        FIRST:    At a meeting of the Board of Directors of the Corporation
held on February 3, 1994, a resolution was duly adopted, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and submitting said amendment to the stockholders of the Corporation for consideration thereof. A majority of the stockholders of the Corporation approved said proposed amendment, at a meeting held on May 5, 1994, in accordance with Section 242 of the General Corporation Law of the State of Delaware. The resolution setting forth the amendment is as follows:

RESOLVED:  That Article FOURTH of the Corporation's Restated
           Certificate of Incorporation be and it hereby is deleted in its entirety and the following paragraph is inserted in lieu thereof:

                "FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 33,000,000. Each of such shares shall have a par value of $.10. All such shares are of one class and are shares of common stock."

        IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereto affixed and this Certificate of Amendment of Restated Certificate of Incorporation to be signed by its President and attested by its Secretary this 5th day of May, 1994.

                                THE PIONEER GROUP


                                By: /s/ John F. Cogan
                                    -----------------------------
                                    John F. Cogan, Jr.
                                    President


Corporate Seal


Attest:  /s/ Joseph P. Barri
         ---------------------
         Joseph P. Barri
         Secretary


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